================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                       NATIONAL BANCSHARES CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                         NATIONAL BANCSHARES CORPORATION
                             112 West Market Street
                              Orrville, Ohio 44667


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of National Bancshares Corporation (the "Company") will be held at the operations center of First National Bank, 1444 North Main Street, Orrville, Ohio on April 23, 1998 at 2:00 P.M. for the following purposes:

         (1) To elect three Directors in Class II for a three-year term ending in 2001;

         (2) To amend the Company's Amended Articles of Incorporation to eliminate par value of the Company's authorized common stock;

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Holders of Common Shares of record at the close of business on March 16, 1998 are entitled to receive notice of and to vote at the Annual Meeting.

    By Order of the Board of Directors.


                                                Kenneth R. VanSickle
                                                Secretary


March 23, 1998

                         NATIONAL BANCSHARES CORPORATION
                             112 West Market Street
                              Orrville, Ohio 44667

                        Mailed on or about March 23, 1998
             Annual Meeting of Shareholders to be on April 23, 1998

                                 PROXY STATEMENT

                               General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Bancshares Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on April 23, 1998, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

     The enclosed form of proxy is being solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked.

     If no choice is specified on the Proxy, it will be voted FOR the election of each of the individuals nominated by the Board of Directors and FOR the approval and adoption of each of the other proposals listed thereon. A shareholder may revoke a proxy at any time before it is exercised either in person at the Annual Meeting or by delivery to the Secretary of the Company of written notice of revocation or by a duly executed proxy bearing a later date.

     Proxies will be solicited by mail, but this solicitation may be supplemented by using regular employees of the Company and its subsidiaries to solicit proxies personally or by telephone without additional compensation. The costs of solicitation will be borne by the Company and its subsidiary. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. This Proxy Statement is being mailed to shareholders on or about March 23, 1998.

     The outstanding voting securities of the Company at the close of business on March 16, 1998, the record date for the meeting, consisted of 1,141,752 Common Shares, par value $10.00 per share, with each share having one vote on all matters coming before the meeting. The number of Common Shares owned by each Director (including the Company's President who is included in the Executive Compensation tables below) is set forth on page 3 of this Proxy statement. The following table sets forth share ownership information, as of February 17, 1998, with respect to all Directors and officers of the Company as a group. The Company is not aware of any shareholders having beneficial ownership of more than five percent (5%) of the Common Stock of the Company.


                                            Amount and Nature
                                            of beneficial
                                            ownership of           Percent of
                                            Common Shares (a)      Common Shares
All Directors and officers
as a group (13 persons):

         Sole voting power                  84,546.2587                 7.40%
         Shared voting power                10,013.6926                  .88%

-------------------
(a) See footnote (a) to the table set forth on page 4 of this Proxy Statement.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Code of Regulations (the "Regulations"), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Regulations, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as directors receiving the greatest number of votes will be elected directors. Votes that are withheld or broker non-votes in respect of the election of directors will not be counted in determining the outcome of the election. The General Corporation Law of Ohio provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting at the election to be cumulative, each shareholder shall have cumulative voting rights in the election of directors. Cumulative voting enables shareholders to give one nominee for director as many votes as is equal to the number of directors to be elected multiplied by the number of shares in respect of which a shareholder is voting, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

     Pursuant to the Company's Regulations, all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or by the Articles of Incorporation of the Company, decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

                                VOTING OF PROXIES

     Common Shares represented by properly executed proxies in the enclosed form received at or prior to the Annual Meeting will be voted in accordance with the instructions contained therein and, in the absence of contrary instructions, will be voted to elect as directors the three (3) persons named below and will be voted for the approval and adoption of each of the other proposals listed on the proxy.

     The Board of Directors is not aware of any other matter that will be presented for action at the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is intended that Common Shares represented by properly executed proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment of a majority of the persons voting the proxies.

PROPOSAL 1.  ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Shareholders, directors constituting one class are elected for a three-year term. The Regulations of the Company currently provide that the total number of directors shall be eleven. Currently there are three Directors in Class I and four Directors in each of Classes II and III.

     It is proposed that at the Annual Meeting to be held on April 23, 1998, that nominees for the directors to be elected to Class II for a three-year term expiring in 2001 are Sara Balzarini, Steve Schmid and Albert Yeagley. The aggregate number of directors of the Company is eleven (11) as specified in the Company's Regulations. Only nine (9) individuals are continuing to serve as directors of the Company and therefore, a vacancy has been created in each of Class I and Class II. These vacancies can be filled any time prior to the Annual Meeting in 1999 by a majority of the whole Board to serve the unexpired term.

     If any nominee is unable or unwilling to serve as a director on the date of the Annual Meeting (a situation which is not contemplated by the Board of Directors at the present time), the proxies will be voted for the election of such substitute nominee, if any, as may be designated by the Board of Directors and for the remaining nominees. The following tables set forth information with respect to each of the three nominees for election as a director, and the directors whose terms have not yet expired, including age, principal occupation for at least the past five years, the year in which he or she first became a director of the Company and the Company's wholly owned subsidiary, First National Bank, and the number of Common Shares of the Company beneficially owned as of February 17, 1998.

                   NOMINEES TO BE ELECTED FOR THREE YEAR TERM
                           EXPIRING IN 2001 - CLASS II


                                                                                          Common Shares
                                                                                          beneficially owned (a)
                           Principal Occupation                        Director                         Percent
Name                       or Employment                      Age      Since (b)          Shares        of Shares

Sara Balzarini             V.P. of Finance                    41       1989            1,380.7606*         .12
                           Contours, Inc.

Steve Schmid               President                          46       1989                   496*         .22
                           Smith Dairy Products                                             1,991**

Albert W. Yeagley          Plant Manager                      50       1997              126.3222*         .01
                           J.M. Smucker Company



                INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE
                   WILL CONTINUE AFTER THE 1998 ANNUAL MEETING

                DIRECTORS WITH TERM EXPIRING IN 1999 - CLASS III

Charles J. Dolezal         President                          45       1982            4,051.0167*         .51
                           First National Bank &                                       1,740.9387**
                           National Bancshares Corp.

James L. Gerber            Retired,                           69       1979                7,636*          .70
                           Formerly Sr. Vice President                                       351**
                           Nickles Bakery, Inc.

John W. Kropf(1)           Attorney-at-Law                    54       1974               21,172*         2.11
                                                                                           2,940**

James F. Woolley           Chief Executive Officer            61       1974               48,496*         4.36
                           R.W. Screw Products, Inc.                                  1,291.7269**

                           DIRECTORS WITH TERM EXPIRING IN 2000 - CLASS I

Ray D. Gill                Retired,                           62       1992            480.1103*           .09
                           Formerly President, C.E.O.                                  545.7896**
                           ORRCO Incorporated

John E. Sprunger           President                          60       1987            650.0489*           .07
                           Kidron Auction, Inc.                                        122.1279**


*Sole Voting Power
**Shared Voting Power

------------------------
(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, such shares are held directly by the individual as to which such person has sole voting and investment powers.

(b) Indicates the year first elected to the Board of the Company and/or sole subsidiary, First National Bank. All current Directors of the Company are also directors of First National Bank.

(1)John W. Kropf has been the bank's legal counsel for a number of years and will be retained in the same capacity for the current fiscal year.

         None of the nominees are related by blood, marriage or adoption.

                                   COMMITTEES

     The Company currently conducts no business other than the ownership of its sole subsidiary, First National Bank. The Board of Directors of the Company met six (6) times during 1997. The Company has no formal committees other than its Audit Committee.

     The basic responsibility of the Audit Committee is a review of the annual audit with the Company's external auditors, and the implementation of recommendations, where feasible, arising from that audit, and the continued monitoring of the internal audit program. The Committee also reviews the results of any special audit requested by the Board of Directors, either by external auditors or by internal audit personnel. Meetings of the Audit Committee are held as needed. During 1997, the Audit Committee met twice. Audit Committee members are Sara Balzarini, Steve Schmid, John E. Sprunger and Albert Yeagley. These individuals also serve as the Audit Committee of First National Bank, and perform the same functions at that level.

     The Board of Directors of First National Bank, met twelve (12) times during 1997.

     First National Bank also maintains an Executive Committee as a standing committee. The basic responsibilities of the Executive Committee are in-depth consideration of certain general policy matters for possible recommendation to the Board of Directors for its consideration; the review and approval or rejection of major personnel or other matters brought before the Committee by Management; and the determination of employee compensation. The Executive Committee also serves as the Nominating Committee. Executive Committee members are: Charles J. Dolezal, James L. Gerber, Ray D. Gill, John W. Kropf and James
F. Woolley. During the last fiscal year the Executive Committee held two (2) meetings.

                              DIRECTOR COMPENSATION

     Directors of the Company currently receive no compensation for their service in that capacity. All current directors of the Company are directors of First National Bank and receive $400 per meeting of the Board of First National Bank. If a director is absent for three meetings in a given year, the director will not receive the $400 per meeting fee for any other months in which the director is absent from a meeting during that year. In addition, Executive Committee members receive a fee of $325 for each Executive Committee meeting which they attend, with the exception of Charles J. Dolezal. Audit Committee members receive $325 per meeting attended.

     First National Bank has implemented a director retirement benefit and death benefit plan for the benefit of all members of the Board of Directors of First National Bank. The plan is called the Director Defined Benefit Plan and is designed to provide an annual retirement benefit to be paid to each director upon retirement from the Board. The retirement benefit provided to each director is an annual benefit equal to $1,000 for each year of service on the Board from and after August 24, 1994. In addition, each director shall have the option of deferring any portion or all of his or her director's fees to a maximum of $1,000 per month until retirement.

PROPOSAL 2. AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION TO ELIMINATE PAR VALUE OF THE COMPANY'S AUTHORIZED COMMON STOCK

A.  Introduction.

     The par value of the Company's authorized common stock as set forth in Article Fourth of the Company's Amended Articles of Incorporation is Ten Dollars ($10) each. Under proposal 2, the Company would amend Article Fourth of the Articles of Incorporation as follows:

     "FOURTH. The authorized number of shares of the Corporation is Six Million (6,000,000) all of which shall be without par value."

B. Reasons for the Amendment.

     The elimination of par value will increase the Company's future financial flexibility. If a stock dividend is paid in shares having par value, Ohio law requires that the company make an adjustment to the balance sheet reducing retained earnings and increasing its capital stock by the amount of par value times the number of dividend shares. This adjustment, which reduces retained earnings, while primarily an accounting adjustment, will have the effect of limiting the number of dividend shares which the company may issue through retained earnings. If the Company eliminates the par value, then the issuance of stock dividends will not be restricted and will not reduce retained earnings. The issuance of new shares as stock dividends, in some instances, serves the purpose of reducing the per share market value with the expectation that more investors will be interested in buying the stock at a reduced price.

     The removal of par value also enhances the flexibility of corporate planning by eliminating the necessity to make future amendments to the Company's Articles of Incorporation incident to future stock issuances. The delay of seeking regulatory or shareholder approval for future changes in par value could impede attainment of corporate objectives. The availability of authorized no par value stock will enable the Company to take timely advantage of market conditions to issue capital stock as opportunities warrant.

C.  Recommendation.

     FOR THE REASONS STATED ABOVE, YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. The affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote thereon present in person or by proxy at the Annual Meeting is required for approval.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer for the fiscal years ended December 31, 1995, 1996 and 1997. Pursuant to Securities and Exchange Commission rules, summary information concerning other officers of the Company is not required to be set forth in the following table.


Name and                                                              Other Annual          All Other
Principal Position         Year             Salary       Bonus(1)    Compensation (2)    Compensation(3)
------------------         ----             ------      --------     -----------------   ---------------

Charles J. Dolezal
Chairman of the Board,     1997              $150,000      $21,740          $4,800             $11,521


President and Chief
Executive Officer,         1996               140,000       20,710           3,900              10,976
National Bancshares
Corporation and First      1995               128,000       20,780           3,800               9,180
National Bank

---------------------------
(1) First National Bank has an Employee Stock Purchase Incentive Plan for all full-time employees. Under the Plan each employee is entitled to receive a cash payment from First National Bank equal to 20% of the purchase price of the Company's Common Shares acquired by the employee on the open market up to a maximum of 100 shares per calendar year. Cash payment received by the Chief Executive Officer equaled $740, $710 and $780 for the years ending 1997, 1996 and 1995, respectively.

(2) Director Fees Received

(3) 401(k) Pension Plan employer contributions.


     The Bank implemented a 401(k) plan effective January 1, 1995 which covers substantially all employees. The plan allows employees to contribute up to 15% of their pay with the Bank matching 50% of contributions up to 6% of an employee's pay. Discretionary contributions may also be made to the plan.

     Group life, disability, hospitalization, and medical insurance plans are offered to officers of the Company and its subsidiary on the same basis as all other salaried personnel. Directors are offered hospitalization and medical insurance plans on the same basis as all salaried personnel. The Chief Executive Officer has use of an automobile for his use in conducting the Company's business, and for personal use on a limited basis, which the Company considers to be insignificant. No individual received personal benefits in excess of the lesser of either $50,000 or 10% of the total of their annual salary and bonus.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Securities and Exchange Commission rules require the Company to supply information regarding compensation and benefits provided to selected officers of the Company and specifically the Chairman, President and Chief Executive Officer. Disclosure requirements as applied to this Company include only the Company's Chairman, President and Chief Executive Officer. The Executive Committee of First National Bank administers the executive compensation program for the Company and its subsidiary. In that connection, it makes and establishes policy and practices for compensation and makes recommendations to the full board with respect to specific compensation for the president and other executive officers.

     The compensation for the Company's executives is designed to reward performance and to reflect compensation paid to other executives of comparably sized financial institutions in this geographic area. This analysis is based upon the subjective judgment of the Committee members and is not determined by specific formulas.

     On the 26th day of November, 1996, the Committee met to review compensation for all employees of the bank. Charles J. Dolezal, President and Chief Executive Officer, attended the meeting to suggest to the Committee his recommendations regarding senior management, other salaried and hourly employees. Mr. Dolezal was excused from the meeting during the time that his compensation was discussed by the Committee.

     In addition to base salaries, cash bonuses are paid to executive officers based on the same criteria that is used to establish base salaries with additional emphasis placed on that year's performance.

     Additional benefits received by Mr. Dolezal (other than his Company-provided automobile) and other executive officers is equivalent to benefits received by all other full-time employees.

                         Charles J. Dolezal--Ray D. Gill
                James L. Gerber--John W. Kropf--James F. Woolley

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described above, Mr. Dolezal is a member of the Executive Committee which oversees the Company's executive compensation programs. As previously noted, however, Mr. Dolezal is excused from meetings of the Executive Committee at which time his compensation is discussed.


                                PERFORMANCE GRAPH

     The following represents a comparison of return on an investment in the Corporation, Standard and Poor's 500 and a peer group composed of major regional banks and bank holding companies.

       COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG NATIONAL BANCSHARES CORPORATION, S&P 500 INDEX AND S&P MAJOR REGIONAL BANK INDEX


                                     (graph)









                                      1992    1993    1994    1995    1996   1997

National Bancshares Corp            $100.00  122.38  141.14  183.65  231.31  319.59
S&P 500 Stock Index                 $100.00  110.08  111.53  153.45  188.68  251.63
S&P Major Regional Bank Index       $100.00  106.02  100.34  158.00  215.88  324.62

* Assumes a reinvestment of dividends and a $100 initial investment.

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

     Certain Directors, Officers and principal shareholders and their associates were customers of and had various transactions with the Company's subsidiary, First National Bank, in the ordinary course of business in 1997 and similar additional transactions may be expected to take place in the future. All loans and loan commitments involving Directors, Officers and their associates by the Company's subsidiary Bank were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility, or present other unfavorable features.

                          PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders which are intended by such holders to be presented at the next Annual Meeting of Shareholders of the Company must be received by the Company not later than December 1,

1998, for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting. Proposals should be sent to Charles J. Dolezal, President, National Bancshares Corporation, 112 West Market Street, PO Box 57, Orrville, Ohio 44667.


                                  AUDIT MATTERS

     The Board of Directors has selected Deloitte & Touche LLP as independent auditors. The accounting firm of Deloitte & Touche LLP has served the Company in that capacity since 1979. It is anticipated that one or more representatives of that firm will attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions. In addition, the books, records and accounts of the Company's sole banking subsidiary, First National Bank, are subject to periodic examination by regulatory authorities and are examined by the Company's internal audit staff. Reports concerning the examinations are reviewed by the Board of Directors of the Company's banking subsidiary, as well as by the management of the Company. The Board of Directors of the Company has selected Deloitte & Touche LLP as independent auditors for 1998.

                             FORM 10-K ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 1997 WILL BE FURNISHED WITHOUT CHARGE, ON OR AFTER APRIL 1, 1998 UPON WRITTEN REQUEST DIRECTED TO KENNETH R. VANSICKLE, SECRETARY, NATIONAL BANCSHARES CORPORATION, 112 WEST MARKET STREET, PO BOX 57, ORRVILLE, OHIO 44667.

     This Proxy Statement and the accompanying notice are sent by order of the Board of Directors.


                                         Kenneth R. VanSickle
                                         Secretary

March 23, 1998